Ex-99.e.1.ii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

October 27, 2008

Delaware Group Equity Funds III
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitation

Ladies and Gentlemen:

      By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of the Class R shares of Delaware Trend Fund, Class A and Class R shares of Delaware American Services Fund, and Class A and Class R shares of Delaware Small Cap Growth Fund (the “Funds”), which are series of Delaware Group Equity III, the Distributor shall: (a) waive a portion of the Rule 12b-1 (distribution) fees for the Delaware Trend Fund Class R shares, so that the Fund’s Rule 12b-1 (distribution) fees with respect to its Class R shares will not exceed 0.50%, for the period November 1, 2008 through October 31, 2009; (b) waive a portion of the Rule 12b-1 (distribution) fees for the Delaware American Services Fund Class A and Class R shares, so that the Fund’s Rule 12b-1 (distribution) fees with respect to its Class A and Class R shares will not exceed 0.25% and 0.50%, respectively, for the period November 1, 2008 through October 31, 2009; and (c) waive a portion of the Rule 12b-1 (distribution) fees for the Delaware Small Cap Growth Fund Class A and Class R shares, so that the Fund’s Rule 12b-1 (distribution) fees with respect to its Class A and Class R shares will not exceed 0.25% and 0.50%, respectively, for the period November 1, 2008 through October 31, 2009.

      The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By: /s/Theodore K. Smith

Name:	Theodore K. Smith
Title:	Executive Vice President
Date:	October 27, 2008

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds III

By: /s/Patrick P. Coyne

Name:	Patrick P. Coyne
Title:	President
Date:	October 27, 2008